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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                ________________

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                                 _________
                                                                /________/


         BANKERS TRUST COMPANY
         (Exact name of trustee as specified in its charter)

              NEW YORK                                   13-4941247
         (State of incorporation)                        (I.R.S. Employer
         if not a national bank                          Identification No.)

         FOUR ALBANY STREET
         NEW YORK, NEW YORK                              10006
         (Address of principal executive offices)        (Zip Code)

                                ________________

                          PREMIER AUTO TRUST 1994-5
         AND ANY OTHER PREMIER AUTO TRUST 199_-____ THAT ISSUES NOTES
             UNDER THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS
              (Exact name of obligor as specified in its charter)

                 DELAWARE                                  APPLIED FOR
         (State or other jurisdiction of                 (I.R.S. Employer
         Incorporation or organization)                  Identification No.)

         C/O CHEMICAL BANK DELAWARE
         1201 MARKET STREET, 9th FLOOR                     19801
         WILMINGTON, DELAWARE
         (Address of principal executive offices)        (Zip Code)


                               ASSET BACKED NOTES
                      (Title of the indenture securities)

ITEM 1. GENERAL INFORMATION.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

               NAME                                           ADDRESS
               ----                                           -------

         Federal Reserve Bank (2nd District)                New York, N.Y.
         Federal Deposit Insurance Corporation              Washington, D.C.
         New York State Banking Department                  Albany, N.Y.

         (b)     Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

ITEM 16. LIST OF EXHIBITS

         Exhibit 1 -
         Restated Organization Certificate of Bankers Trust Company dated August 7, 1990 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 28, 1994 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-79862.

         Exhibit 2 -
         Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

         Exhibit 3 -
         Authorization of the trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

         Exhibit 4 -
         Existing By-Laws of Bankers Trust Company, as amended on September 21, 1993 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-69986.

         Exhibit 5 -
         Not applicable

         Exhibit 6 -
         Consent of Bankers Trust Company required by Section 321(b) of the
         Act - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

         Exhibit 7 -
         Report of Condition of Bankers Trust Company dated as of June 30, 1994 - Attached hereto as Exhibit 1.

         Exhibit 8 -
         Not applicable

         Exhibit 9 -
         Not applicable

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 31st day of August, 1994.

                                        BANKERS TRUST COMPANY

                                        By:  /s/ Melissa Kaye
                                             Melissa Kaye
                                             Vice President

                                  EXHIBIT 1

Legal Title of Bank:      Bankers Trust Company                     Call Date: 6/30/94  ST-BK:  36-4840 FFIEC 031
Address:                  130 Liberty Street                                                            Page RC-1
City, State  Zip:         New York, NY  10006
FDIC Certificate No.:     /0/0/6/2/3/
                          -----------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                               C400        (-
                                                                                                            --------     ------
                                                                  DOLLAR AMOUNTS IN THOUSANDS   RCFD    BIL MIL THOU
- ---------------------------------------------------------------------------------------------   ----    ------------
ASSETS
 1.  Cash and balances due from depository institutions (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin(1) . . . . . . . . . . . . . . . .   0081       2,650,000      1.a.
     b. Interest-bearing balances(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0071       2,075,000      1.b.
 2.  Securities:
     a. Hold-to-maturity securities (from Schedule RC-B, column A). . . . . . . . . . . . . .   1754               0      2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D). . . . . . . . . . . . .   1773       4,364,000      2.b.
 3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0276       4,236,000      3.a.
     b. Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . .   0277         617,000      3.b.
 4.  Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule RC-C) .  RCFD 2122 16,068,000                             4.a.
     b. LESS: Allowance for loan and lease losses . . . . . . . . . . .  RCFD 3123  1,264,000                             4.b.
     c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . .  RCFD 3128          0                             4.c.
     d. Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b and 4.c)   . . . . . . . . . . . . . . . .   2125      14,624,000      4.d.
 5.  Assets held in trading accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3545      37,240,000      5.
 6.  Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . . . . .   2145         727,000      6.
 7.  Other real estate owned (from Schedule RC-M) . . . . . . . . . . . . . . . . . . . . . .   2150         277,000      7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule
     RC-M)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2130         184,000      8.
 9.  Customers' liability to this bank on acceptances outstanding . . . . . . . . . . . . . .   2155         401,000      9.
10.  Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . . . . . . . . . . . .   2143          10,000     10.
11.  Other assets (from Schedule RC-F)  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2160       9,251,000     11.
12.  Total assets (sum of items 1 through 11) . . . . . . . . . . . . . . . . . . . . . . . .   2170      75,906,000     12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.





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

Legal Title of Bank:              Bankers Trust Company                      Call Date: 6/30/94  ST-BK:  36-4840 FFIEC 031
Address:                          130 Liberty Street                                                             Page RC-2
City, State  Zip:                 New York, NY 10006
FDIC Certificate No.:             /0/0/6/2/3/
                                  -----------

SCHEDULE RC-CONTINUED


                                                            DOLLAR AMOUNTS IN THOUSANDS                BIL MIL THOU
- ---------------------------------------------------------------------------------------                ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
        part 1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCON 2200      7,980,000     13.a.
        (1) Noninterest-bearing(1)  . . . . . . . . . . . . . . .  RCON 6631  3,321,000                                13.a.(1)
        (2) Interest-bearing  . . . . . . . . . . . . . . . . . .  RCON 6636  4,656,000                                13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule
        RC-E, part II)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFN 2200     14,303,000     13.b.
        (1) Noninterest bearing . . . . . . . . . . . . . . . . .  RCFN 6631    631,000                                13.b.(1)
        (2) Interest-bearing  . . . . . . . . . . . . . . . . . .  RCFN 6636 13,672,000                                13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
     IBFs:
     a. Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 0278      6,620,000     14.a.
     b. Securities sold under agreements to repurchase  . . . . . . . . . . . . . . . .   RCFD 0279        839,000     14.b.
15.  a. Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . .   RCON 2840              0     15.a.
     b. Trading Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 3548     23,272,000     15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less  . . . . . . . . . . . . . . . . . .   RCFD 2332      9,463,000     16.a.
     b. With original  maturity of more than one year . . . . . . . . . . . . . . . . .   RCFD 2333      1,261,000     16.b.
17.  Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . .   RCFD 2910         11,000     17.
18.  Bank's liability on acceptance executed and outstanding  . . . . . . . . . . . . .   RCFD 2920        401,000     18.
19.  Subordinated notes and debentures  . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 3200      1,283,000     19.
20.  Other liabilities (from Schedule RC-G) . . . . . . . . . . . . . . . . . . . . . .   RCFD 2930      6,057,000     20.
21.  Total liabilities (sum of items 13 through 20) . . . . . . . . . . . . . . . . . .   RCFD 2948     72,690,000     21.

22.  Limited-Life preferred stock and related surplus . . . . . . . . . . . . . . . . .   RCFD 3282              0     22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus  . . . . . . . . . . . . . . . . . .   RCFD 3838        250,000     23.
24.  Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 3230        852,000     24.
25.  Surplus (exclude all surplus related to preferred stock) . . . . . . . . . . . . .   RCFD 3839        498,000     25.
26.  a. Undivided profits and capital reserves. . . . . . . . . . . . . . . . . . . . .   RCFD 3632      2,805,000     26.a.
     b. Net unrealized holding gains (losses) on available-for-sale securities  . . . .   RCFD 8434         42,000     26.b.
27.  Cumulative foreign currency translation adjustments  . . . . . . . . . . . . . . .   RCFD 3284       (331,000)    27.
28.  Total equity capital (sum of items 23 through 27)  . . . . . . . . . . . . . . . .   RCFD 3210      4,216,000     28.
29.  Total liabilities, limited-life preferred stock, and equity capital (sum of items
     21, 22, and 28)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 3300     75,906,000     29.


MEMORANDUM
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that
     best describes the  most comprehensive level of auditing work performed                                Number
     for the bank by independent external auditors as of any date during 1993  . . . . . . . . .  RCFD 6724   N/A     M.1.


1 =  Independent audit of the bank conducted in accordance          4 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank           authority)
2 =  Independent audit of the bank's parent holding company         5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which          6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                auditors
     (but not on the bank separately)                               7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

___________________

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.





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